                                                                  EXECUTION COPY







                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                               REGISTER.COM, INC.,

                           RCOM ACQUISITION CORP. II,

                               AFTERNIC.COM, INC.,

                            EXTRAACTIVE INCORPORATED

                                       and

                THE STOCKHOLDERS OF AFTERNIC.COM, INC. IDENTIFIED

                              ON SCHEDULE 1 HERETO



                         Dated as of September 15, 2000





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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................2
         SECTION 1.01 Certain Defined Terms.......................................................................2

ARTICLE II THE MERGER.............................................................................................9
         SECTION 2.01 The Merger .................................................................................9
         SECTION 2.02 Closing ...................................................................................10
         SECTION 2.03 Effective Time ............................................................................10
         SECTION 2.04 Effect of the Merger.......................................................................10
         SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation......10

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...................................................11
         SECTION 3.01 Conversion of Shares.......................................................................11
         SECTION 3.02 Exchange of Shares Other than Treasury Shares..............................................12
         SECTION 3.03 Stock Transfer Books.......................................................................13
         SECTION 3.04 Anti-Dilution Adjustments..................................................................13
         SECTION 3.05 Lost, Stolen or Destroyed Certificates.....................................................14
         SECTION 3.06 No Fractional Share Certificates...........................................................14
         SECTION 3.07 Assumption of Change of Control Bonus Payments.............................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF  COMPANY AND THE STOCKHOLDERS.......................................15
         SECTION 4.01 Organization and Qualification; No Subsidiaries............................................15
         SECTION 4.02 Certificate of Incorporation and Bylaws....................................................15
         SECTION 4.03 Capitalization ............................................................................15
         SECTION 4.04 Authority Relative to This Agreement.......................................................16
         SECTION 4.05 No Conflict; Required Filings and Consents.................................................17
         SECTION 4.06 Permits; Compliance with Laws..............................................................17
         SECTION 4.07 Financial Statements.......................................................................18
         SECTION 4.08 Absence of Certain Changes or Events.......................................................18
         SECTION 4.09 Employee Benefit Plans; Labor Matters......................................................19
         SECTION 4.10 Employee Matters...........................................................................22
         SECTION 4.11 Affiliates, Advertisers and Partners.......................................................22
         SECTION 4.12 Contracts .................................................................................23
         SECTION 4.13 Litigation ................................................................................24
         SECTION 4.14 Environmental Matters......................................................................24
         SECTION 4.15 Intellectual Property......................................................................24
         SECTION 4.16 Taxes .....................................................................................27
         SECTION 4.17 Insurance .................................................................................29
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         SECTION 4.18 Properties ................................................................................30
         SECTION 4.19 Affiliates ................................................................................30
         SECTION 4.20 Brokers ...................................................................................31
         SECTION 4.21 Certain Business Practices.................................................................31
         SECTION 4.22 Section 912 of the NYBCL Not Applicable....................................................31
         SECTION 4.23 Business Activity Restriction..............................................................31
         SECTION 4.24 Accounts Receivable........................................................................31
         SECTION 4.25 Financial Projections......................................................................32
         SECTION 4.26 Representations and Warranties Complete....................................................32
         SECTION 4.27 Confirmation of Representations and Warranties.............................................32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................32
         SECTION 5.01 Organization and Qualification; Subsidiaries...............................................32
         SECTION 5.02 Certificate of Incorporation and Bylaws....................................................33
         SECTION 5.03 Capitalization ............................................................................33
         SECTION 5.04 Authority Relative to this Agreement.......................................................33
         SECTION 5.05 No Conflict; Required Filings and Consents.................................................34
         SECTION 5.06 SEC Filings; Financial Statements..........................................................34
         SECTION 5.07 Brokers ...................................................................................35
         SECTION 5.08 Tax .......................................................................................35
         SECTION 5.09 Exemption from Registration................................................................35
         SECTION 5.10 Representations Complete...................................................................36

ARTICLE VI COVENANTS.............................................................................................36
         SECTION 6.01 Conduct of Business by Company Pending the Closing.........................................36
         SECTION 6.02 Notices of Certain Events..................................................................38
         SECTION 6.03 Access to Information; Confidentiality.....................................................38
         SECTION 6.04 No Solicitation of Transactions............................................................39
         SECTION 6.05 Tax-Free Transaction.......................................................................39
         SECTION 6.06 Further Action; Consents; Filings..........................................................39
         SECTION 6.07 Tax Information............................................................................40
         SECTION 6.08 Non-Competition and Non-Solicitation.......................................................40
         SECTION 6.09 Dissolution of EAI and Afternic NJ.........................................................41
         SECTION 6.10 Indemnification of Certain Stockholders....................................................41
         SECTION 6.11 Assignment and Transfer from EAI and Afternic NJ...........................................41
         SECTION 6.12 Payment of Company Obligations to EAI......................................................42
         SECTION 6.13 Obligations of Merger Sub..................................................................42
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ARTICLE VII ADDITIONAL AGREEMENTS................................................................................42
         SECTION 7.01 Public Announcements.......................................................................42
         SECTION 7.02 Employee Benefit Matters...................................................................42
         SECTION 7.03 Merger Consideration.......................................................................43
         SECTION 7.04 Legend ....................................................................................43

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................44
         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger.......................44
         SECTION 8.02 Conditions to the Obligations of Company...................................................44
         SECTION 8.03 Conditions to the Obligations of Parent....................................................45

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................47
         SECTION 9.01 Termination ...............................................................................47
         SECTION 9.02 Effect of Termination......................................................................48
         SECTION 9.03 Amendment .................................................................................48
         SECTION 9.04 Expenses ..................................................................................48

ARTICLE X INDEMNIFICATION AND ESCROW.............................................................................48

         SECTION 10.01 Indemnification...........................................................................48
         SECTION 10.02 Damage Threshold; Limitation on Liability.................................................49
         SECTION 10.03 Procedures ...............................................................................50
         SECTION 10.04 Escrow Fund ..............................................................................51
         SECTION 10.05 Escrow Period ............................................................................52
         SECTION 10.06 Claims for Indemnification................................................................53
         SECTION 10.07 Claims Upon Escrow Fund; Valuation of Shares..............................................53

ARTICLE XI GENERAL PROVISIONS....................................................................................54
         SECTION 11.01 Duration of Survival of Representations and Warranties....................................54
         SECTION 11.02 Notices ..................................................................................54
         SECTION 11.03 Severability .............................................................................55
         SECTION 11.04 Assignment; Binding Effect; Benefit.......................................................56
         SECTION 11.05 Incorporation of Exhibits.................................................................56
         SECTION 11.06 Governing Law ............................................................................56
         SECTION 11.07 Waiver of Jury Trial......................................................................56
         SECTION 11.08 Headings; Interpretation..................................................................56
         SECTION 11.09 Counterparts .............................................................................57
         SECTION 11.10 Entire Agreement..........................................................................57
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                                      iii
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                                    SCHEDULES

SCHEDULE 1   List of Stockholders
COMPANY DISCLOSURE SCHEDULE
PARENT DISCLOSURE SCHEDULE


                                     ANNEXES

ANNEX A                    Form of Stockholder Consent
ANNEX B                    Form of Registration Rights Agreement
ANNEX C                    Form of Opinion of Company Counsel
ANNEX D                    Form of Employment Agreement
ANNEX E-1                  Form of Lock-Up Agreement (Managing Stockholders)
ANNEX E-2                  Form of Lock-Up Agreement (Non-Managing Stockholders)
ANNEX F                    List of Escrow Participants
ANNEX G                    Parent - Company Confidentiality Agreement
ANNEX H                    Form of Change of Control Bonus Payment Letter

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 15, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and among REGISTER.COM, INC., a Delaware corporation ("Parent"), AFTERNIC.COM, INC., a New York corporation ("Company"), RCOM ACQUISITION CORP. II, a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub"), eXtraActive Incorporated, a New York corporation and affiliate of Company ("EAI"), and each of the stockholders of Company identified on Schedule 1 hereto (collectively, the "Stockholders"):


                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Company with and into Merger Sub (the "Merger") and have approved and adopted this Agreement;

                  WHEREAS, by virtue of their execution of the stockholder consent in the form attached hereto as Annex A (the "Stockholder Consent"), the Stockholders have unanimously approved the Merger and this Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the New York Business Corporation Law (the "NYBCL");

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the NYBCL, Parent will acquire all of the common stock of Company through the Merger; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement is intended to be adopted as a plan of reorganization for purposes of
Section 368 of the Code;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "Afternic NJ" shall mean Afternic.com Inc., a New Jersey corporation.

                  "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Benefit Plans" shall have the meaning set forth in Section 4.09.

                  "Blue Sky Laws" shall mean state securities or "blue sky" laws.

                  "Bonus Recipients" shall have the meaning set forth in Section 8.03.

                  "Business of Company" shall have the meaning set forth in
Section 6.07.

                  "Business day" shall mean any day on which banks are open for business in New York, New York.

                  "Capitalization Adjustment" shall have the meaning set forth in Section 3.04.

                  "Cash Consideration" shall have the meaning set forth in
Section 3.01.

                  "Cash Exchange Ratio" shall have the meaning set forth in
Section 3.01.

                  "Change of Control Bonus Payment Letters" shall mean those letters issued by the Company and EAI to certain EAI employees pursuant to which such employees will be entitled to receive a bonus payment as specified therein, payable in cash and/or shares of Parent Common Stock, upon consummation of the Merger. Section 1.01 of the Company Disclosure Schedule sets forth the names of the EAI employees entitled to such payments and the amounts of cash and number of shares of Parent Common Stock payable under such letters, which mix of cash and shares is subject to adjustment by Parent in its sole discretion.

                  "Closing" shall have the meaning set forth in Section 2.02.

                  "Closing Date" shall have the meaning set forth in Section
2.02.

                  "COBRA" shall have the meaning set forth in Section 4.09.

                  "Code" shall have the meaning set forth in the recitals to this Agreement.

                  "Company" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Company Benefit Plans" shall have the meaning set forth in
Section 4.09.

                  "Company Certificates" shall have the meaning set forth in
Section 3.02.

                  "Company Common Stock" shall mean the common stock, no par value per share, of Company.

                  "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "Company ERISA Affiliate" shall have the meaning set forth in
Section 4.09.

                  "Company Financial Statements" shall have the meaning set forth in Section 4.07.

                  "Company Intellectual Property" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, databases and data collections and all rights therein throughout the world (including, without limitation, sui generis database rights), statistical models, technology, inventions, supplier lists, customer lists and data, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to Company's business or are currently used in Company's business in any product, technology or process
(i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company.

                  "Company Interim Financial Statements" shall have the meaning set forth in Section 4.07.

                  "Company Licensed Intellectual Property" shall have the meaning set forth in Section 4.15.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company.

                  "Company Owned Software" shall have the meaning set forth in
Section 4.15.

                  "Company Permits" shall have the meaning set forth in Section 4.06.

                  "Company Promissory Letters" shall mean those original promissory letters delivered by Company to certain EAI employees as set forth on
Section 1.01 of the Company Disclosure Schedule.

                  "Company Representatives" shall have the meaning set forth in
Section 6.04.

                  "Company Software Programs" shall have the meaning set forth in Section 4.15.

                  "Company Year End Financial Statements" shall have the meaning set forth in Section 4.07.

                  "Competing Transaction" shall mean any of the following involving Company or EAI (other than the Merger):

                  (i) any issuance of additional securities of Company or EAI;

                  (ii) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (iii) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting securities of Company or EAI;

                  (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (v) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of Company and its subsidiaries, taken as a whole, or EAI, in a single transaction or series of transactions;

                  (vi) any solicitation in opposition to the approval of this Agreement by the Stockholders; or

                  (vii) any tender offer or exchange offer for 10% or more of the outstanding voting securities of Company or EAI or the filing of a registration statement under the Securities Act in connection therewith;

                  "Continuing Employee" shall have the meaning set forth in
Section 7.02.

                  "Cybersquatting" shall have the meaning set forth in Section 4.15.

                  "Damages" shall have the meaning set forth in Section 10.01.

                  "DE Certificate of Merger" shall have the meaning set forth in
Section 2.03.

                  "DGCL" shall have the meaning set forth in the recitals to this Agreement.

                  "$" shall mean United States Dollars.

                  "EAI" shall have the meaning set forth in the first paragraph of this Agreement.

                  "EAI Obligations" shall have the meaning set forth in Section 6.12.

                  "Effective Time" shall have the meaning set forth in Section 2.03.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Fund" shall have the meaning set forth in Section
3.02.

                  "Escrow Notice Period" shall have the meaning set forth
Section 10.06.

                  "Escrow Participants" shall have the meaning set forth in
Section 3.01.

                  "Escrow Period" shall have the meaning set forth in Section 10.05.

                  "Escrow Shares" shall have the meaning set forth in Section 3.01.

                  "Excess Shares" shall have the meaning set forth in Section 3.01.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Exchange Agent" shall have the meaning set forth in Section 3.02.

                  "Exchange Ratio" shall have the meaning set forth in Section 3.01.

                  "Expenses" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, including due diligence investigations of such parties, and all other matters related to the transactions contemplated hereby and the Closing of the Merger.

                  "Fully Diluted Shares" shall mean the number of shares of Company Common Stock outstanding at the Effective Time.

                  "Governmental Entity" shall mean any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "Indemnified Person" shall have the meaning set forth in
Section 10.01.

                  "Indemnifying Party" shall have the meaning set forth in
Section 10.03.

                  "Indemnity Claim Certificate" shall have the meaning set forth in Section 10.06.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "knowledge of Company" or "Company knowledge" or any phrase of similar import shall mean that either of Jon Whelan or Chris Maroney is actually aware of a fact or other matter. This definition shall also apply to the concept of "knowledge of EAI" or "EAI knowledge."

                  "knowledge of Parent" or "Parent knowledge" or any phrase of similar import shall mean that any of Richard Forman, Ron Fried, Jack Levy or Alan Breitman is actually aware of a fact or other matter, or should have become aware of a fact or other matter, based upon due inquiry of the responsible persons within Parent who would reasonably be expected to have knowledge with respect to the fact or matter in question.

                  "Law" shall mean any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "Legal Expenses" shall have the meaning set forth in Section 10.01.

                  "License Agreement" shall have the meaning set forth in
Section 4.15.

                  "Managing Stockholders" shall mean Jon Whelan and Chris
Maroney.

                  "Material Contracts" shall have the meaning set forth in
Section 4.12.

                  "Merger" shall have the meaning set forth in the recitals to this Agreement.

                  "Merger Sub" shall have the meaning set forth in the first paragraph of this Agreement.

                  "NNM" shall mean The Nasdaq National Market.

                  "NY Certificate of Merger" shall have the meaning set forth in
Section 2.03.

                  "NYBCL" shall have the meaning set forth in the recitals to this Agreement.

                  "Officer's Certificate" shall have the meaning set forth in
Section 10.06.

                  "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Parent Certificates" shall have the meaning set forth in
Section 3.02.

                  "Parent Common Stock" shall mean common stock, par value $0.0001 per share, of Parent.

                  "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

                  "Parent Indemnitee" shall have the meaning set forth in
Section 10.01.

                  "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that in no event shall a decrease, in and of itself, in the trading price of Parent Common Stock be considered a Parent Material Adverse Effect.

                  "Parent Reports" shall have the meaning set forth in Section 5.06.

                  "Parent Stock Option" shall have the meaning set forth in
Section 5.03.

                  "Parent Stock Plans" shall mean Parent's 1997 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

                  "Parent Stock Price" shall mean the average closing price of Parent Common Stock on the NNM for the ten (10) consecutive trading days ending on the third trading day immediately prior to the Closing Date.

                  "Parent Subsidiaries" shall have the meaning set forth in
Section 5.01.

                  "person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "Promissory Letter Release" shall have the meaning set forth in Section 8.03(k).

                  "Representatives" shall have the meaning set forth in Section 6.03.

                  "Response Notice" shall have the meaning set forth Section 10.06.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Stock Consideration" shall have the meaning set forth in
Section 3.01.

                  "Stock Exchange Ratio" shall have the meaning set forth in
Section 3.01.

                  "Stockholder" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Stockholder Consent" shall have the meaning set forth in the recitals to this Agreement.

                  "Stockholder Indemnitee" shall have the meaning set forth in
Section 10.01.

                  "subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.01.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

                  "Tax Authority" shall have the meaning set forth in Section 4.16.

                  "Tax Reporting Documentation" shall have the meaning set forth in Section 10.04.

                  "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax report or return and information report or return) required to be filed with respect to any Taxes.

                  "Terminating Company Breach" shall have the meaning set forth in Section 9.01.

                  "Terminating Parent Breach" shall have the meaning set forth in Section 9.01.

                  "Termination Date" shall have the meaning set forth in Section 6.01.

                  "Trademark Assignment--NJ" shall mean the Trademark Assignment entered into between Afternic NJ and Company.

                  "Trademark Assignment--NY" shall mean the Trademark Assignment to be entered into between Company and Merger Sub.

                  "Trafficking" shall have the meaning set forth in Section
4.15.

                  "Transfer" shall have the meaning set forth in Section 7.03.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.

                  "Valid Consents" shall have the meaning set forth in Section 4.15.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the NYBCL, at the Effective Time, Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

                  SECTION 2.02 Closing

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03 Effective Time

                  The parties shall cause the Merger to be consummated by filing on the Closing Date (i) a certificate of merger (the "DE Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL, and
(ii) a certificate of merger (the "NY Certificate of Merger") and related filings with the Secretary of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, the NYBCL. Subject to and in accordance with the laws of the State of Delaware and the State of New York, the Merger will become effective at the later of the date and time the DE Certificate of Merger is filed with and accepted by the office of the Secretary of State of the State of Delaware and the NY Certificate of Merger is filed with and accepted by the office of the Secretary of State of the State of New York, or at such later time or date as may be specified in the DE Certificate of Merger and the NY Certificate of Merger (the "Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VIII hereof.

                  SECTION 2.04 Effect of the Merger

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Merger Sub as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Merger Sub as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

                  Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the Certificate of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Afternic.com, Inc."

                  (b) the officers of Merger Sub immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time, in each case until their respective successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 Conversion of Shares

                  At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the Stockholders:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares held in the treasury of Company or owned by Parent), except as otherwise provided in this
Section 3.01, shall be converted into and represent the right to receive (i) a number of shares of Parent Common Stock equal to $47,318,001.58, divided by the product derived by multiplying the Fully Diluted Shares and the Parent Stock Price (the "Stock Exchange Ratio") and (ii) an amount of cash equal to $5,459,421.32 divided by the Fully Diluted Shares (the "Cash Exchange Ratio" and, together with the Stock Exchange Ratio, the "Exchange Ratio"). On the Closing Date, a number of shares of Parent Common Stock issuable to the Managing Stockholders equal to $7,500,000, at the Parent Stock Price, shall be taken from that portion of the Stock Consideration which is subject to the forty-eight (48) month lock-up restrictions set forth in the lock-up agreements for the Managing Stockholders provided for in Section 8.03(h), substantially in the form attached hereto as Annex E-1 (the "Escrow Shares"), shall be held in escrow pursuant to
Article X hereof and shall be allocated on a pro rata basis between the Managing Stockholders (together, "Escrow Participants").

                  (b) Notwithstanding the foregoing, if the aggregate number of shares of Parent Common Stock that would become issuable pursuant to the Stock Exchange Ratio to the holders of Company Common Stock exceeds 2,500,000 shares (such shares in excess of 2,500,000 being referred to as "Excess Shares"), Parent shall have the option, at its sole discretion, to pay in cash, at the Parent Stock Price, the value of all or a portion of such Excess Shares, provided that the value of the Parent Common Stock paid in the Merger based on the Parent Stock Price shall equal or exceed 51% of the total consideration payable in the Merger (such total cash consideration and total stock consideration payable pursuant to this Section 3.01(a) being referred to respectively as the "Cash Consideration" and the "Stock Consideration").

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares

                  (a) Exchange Agent. Parent or an exchange agent designated by Parent shall act as exchange agent for the Merger (the "Exchange Agent").

                  (b) Parent to Provide Common Stock and Cash. As promptly as practicable after the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of the Stockholders (i) certificates of Parent Common Stock ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time less the number of shares of Parent Common Stock to be deposited in the escrow fund (the "Escrow Fund") pursuant to the requirements of Article X hereof and (ii)
(1) sufficient funds to permit payment of any cash payable to the Stockholders pursuant to Section 3.01(a), and (2) any cash payment in lieu of fractional shares pursuant to Section 3.06.

                  (c) Company Certificates Exchange Procedures. The Exchange Agent shall deliver to each holder of record of certificates of Company Common Stock ("Company Certificates") whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) as promptly as practicable after the Effective Time: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates, the portion of the Cash Consideration payable to such holder pursuant to this Article III, and cash payable in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock and the portion of the Cash Consideration payable to such holder pursuant to this Article III and, in the case of the Managing Stockholders, less the holder's pro rata portion of the Escrow Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Article X hereof (and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.06), and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive a portion of the Cash Consideration and an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.06. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this
Article III.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(e)) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 3.03 Stock Transfer Books

                  (a) At the Effective Time, the stock transfer book of Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with the portion of the Cash Consideration payable to such transferee pursuant to this Article III, a cash payment in lieu of fractional shares, if any, in accordance with Section 3.06 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(e) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04 Anti-Dilution Adjustments

                  If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period (each, a "Capitalization Adjustment"), then the Exchange Ratio and the Excess Shares established pursuant to the provisions of Section
3.01 shall be adjusted accordingly to provide to Parent, the Stockholders and the Bonus Recipients the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                  SECTION 3.05 Lost, Stolen or Destroyed Certificates

                  In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01(a); provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.06 No Fractional Share Certificates

                  No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (b) the closing price for a share of Parent Common Stock on the NNM on the first business day immediately following the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock.

                  SECTION 3.07 Assumption of Change of Control Bonus Payments

                  At the Effective Time, Parent shall assume each of the Change of Control Bonus Payment Letters and such Change of Control Bonus Payment Letters shall represent the right to receive the cash and/or shares of Parent Common Stock on the terms and subject to the conditions as provided therein, which payments Parent shall deliver promptly following the Effective Time, subject to applicable withholding Taxes.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                          COMPANY AND THE STOCKHOLDERS

                  Company and each Managing Stockholder jointly and severally hereby represent and warrant to Parent all of the representations and warranties set forth in this Article IV, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV. Each Stockholder who is not a Managing Stockholder hereby severally (and not jointly) represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, with respect to the representations and warranties set forth in Sections 4.04, 4.05 and 4.20 below, but only to the extent that such representations and warranties are in respect of such non-Managing Stockholder or the Company Common Stock held of record by or on behalf of such non-Managing Stockholder. EAI hereby represents and warrants to Parent all of the representations and warranties set forth in Sections 4.03(b), 4.04, 4.05, 4.06, 4.09, 4.10, 4.12, 4.13, 4.14, 4.16,
4.18, 4.19, 4.20, 4.21 and 4.23 below, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV.

                  SECTION 4.01 Organization and Qualification; No Subsidiaries

                  (a) Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

                  SECTION 4.02 Certificate of Incorporation and Bylaws

                  Company has delivered to Parent true, complete and correct copies of Company's Certificate of Incorporation and bylaws, each as amended through the date hereof. Such Certificate of Incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.

                  SECTION 4.03 Capitalization

                  (a) The authorized capital stock of Company consists of 200 shares of Company Common Stock, all of which are issued and outstanding, duly authorized, validly issued, fully paid and nonassessable. Except for the Company Promissory Letters, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, Company. Each share of capital stock of Company owned by each Stockholder is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other securities of Company. There are no material outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other person.
Section 4.03(a) of the Company Disclosure Schedule sets forth a true and complete list of each holder of Company Common Stock and each Bonus Recipient, and the number of securities held by or allocated to such holders.

                  (b) The authorized capital stock of EAI consists of 1,000 shares of Common Stock of EAI, 200 shares of which are issued and outstanding, duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which EAI is a party or by which EAI is bound relating to the issued or unissued capital stock of EAI or obligating EAI to issue or sell any shares of capital stock of, or other equity interests in, EAI. Each outstanding share of capital stock of EAI is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of EAI to repurchase, redeem or otherwise acquire any shares of Common Stock of EAI or other securities of EAI. There are no material outstanding contractual obligations of EAI to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other person. Section 4.03(b) of the Company Disclosure Schedule sets forth a true and complete list of each holder of Common Stock of EAI and the number of securities held by or allocated to such holders.

                  SECTION 4.04 Authority Relative to This Agreement

                  Each of Company, EAI and the Stockholders has all necessary power and authority to execute and deliver this Agreement, to perform its or his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Company, EAI and the Stockholders, and the consummation by Company and EAI of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, and no other proceedings on the part of Company, EAI or the Stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing, recordation and approval of the DE Certificate of Merger as required by the DGCL and the NY Certificate of Merger as required by the NYBCL). This Agreement has been duly executed and delivered by each of Company, EAI and the Stockholders and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Company, EAI and the Stockholders, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) limitations on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; (b) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors; and (c) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  SECTION 4.05 No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by each of Company, EAI and the Stockholders do not, and the performance by them of their respective obligations hereunder and the consummation of the Merger will not,
(i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of Company or EAI, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or EAI or by which any property or asset of Company or EAI is bound or affected or (iii) except as set forth in
Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company, EAI or any Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or EAI is a party or by which any material property or asset of Company or EAI is bound or affected.

                  (b) The execution and delivery of this Agreement by each of Company, EAI and the Stockholders do not, and the performance by each of them of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company, EAI or any Stockholder with or notification by Company, EAI or any Stockholder to, any Governmental Entity, except for the filing and recordation of the DE Certificate of Merger as required by the DGCL and the NY Certificate of Merger as required by the NYBCL.

                  SECTION 4.06 Permits; Compliance with Laws

                  Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties or to offer, perform, develop, produce, distribute and market its services or otherwise to conduct its business as it is now being conducted (collectively, the "Company Permits"). None of the Company Permits are held by EAI. None of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Company is not in any material respect in conflict with, or in default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

                  SECTION 4.07 Financial Statements

                  (a) Company is not subject to the periodic reporting requirements of the Exchange Act and is not required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Section 4.07 of the Company Disclosure Schedule includes copies of (i) the unaudited balance sheets of Company at December 31, 1999, together with the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, and the notes thereto (the "Company Year End Financial Statements") and (ii) the unaudited interim balance sheet of Company at June 30, 2000, together with the related unaudited statements of operations for the six-month period then ended, and summary financial information of Company at July 31, 2000 and August 31, 2000 and for the one-month periods then ended (collectively, the "Company Interim Financial Statements" and, together with the Company Year End Financial Statements, the "Company Financial Statements"). The Company Financial Statements, including the notes thereto: (A) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby; (B) present fairly the financial position, results of operations and cash flows of Company as of such dates and for the periods then ended (subject, in the case of the Company Interim Financial Statements, to normal year-end audit adjustments consistent with prior periods); and (C) are complete, are, in all material respects, correct and can be reconciled with the books of account and records of Company. Company maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with U.S. GAAP.

                  (c) Except as and to the extent set forth or reserved against on the balance sheets of Company as reported in the Company Financial Statements, including the notes thereto, Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

                  SECTION 4.08 Absence of Certain Changes or Events

                  Since January 1, 2000, Company has conducted its businesses only in the ordinary course consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement or the consummation of the Merger by Company, (c) except as set forth on Section 4.08 of the Company Disclosure Schedule, any change by Company in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (e) except for the Company Promissory Letters, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or EAI,
(f) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (g) any amendment to Company's Certificate of Incorporation or bylaws, (h) other than in the ordinary course of business consistent with past practice, any (1) purchase, sale, assignment or transfer of Company Intellectual Property or Company Software Programs or equipment, (2) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (3) waiver of any rights of material value or cancellation or any material debts or claims, (i) any incurrence of any liability in excess of $25,000 (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (j) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (k) any negotiation or agreement by Company to do any of the things described in the preceding clauses (a) through (j) (other than negotiations with Parent and its representatives and other actions regarding the transactions contemplated by this Agreement).

                  SECTION 4.09 Employee Benefit Plans; Labor Matters

                  (a) Section 4.09 of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Company or EAI or under which either of them may reasonably be expected to incur any liability (the "Company Benefit Plans"). With respect to each Company Benefit Plan, Company or EAI, as applicable, has delivered to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company, nor to the knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Financial Statements prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company and EAI, there exists no condition or set of circumstances in connection with which Company or EAI could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) Each of Company and EAI, on behalf of itself and each Company ERISA Affiliate hereby represents that: (i) each Company Benefit Plan (and related trust or other funding arrangement) intended to qualify under
Section 401(a), Section 401(k), Section 401(m), Section 501(a) or Section 4975(e)(6) of the Code has been established using a standardized master prototype plan adoption agreement that is the subject of a favorable opinion letter from the IRS as to its qualified status, and to Company's and EAI's knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's and EAI's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to Company or a Company ERISA Affiliate and (iii) the terms of each Company Benefit Plan allow for future amendment, termination or discontinuance after the Effective Time, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company or EAI is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither Company nor any other trade or business (whether or not incorporated) that is under "common control" with Company (within the meaning of ERISA Section 4001) or with respect to which Company could otherwise incur liability under Title IV of ERISA (a "Company ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) No Company Benefit Plan is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code.

                  (f) Company has delivered or caused EAI to deliver to Parent true, complete and correct (i) copies of (A) all employment agreements with officers and all consulting agreements of Company or EAI, (B) all severance plans, agreements, programs and policies of Company or EAI with or relating to its employees, directors or consultants, and (C) all plans, programs, agreements and other arrangements of Company or EAI with or relating to their respective employees, directors or consultants which contain "change of control" provisions and (ii) written summaries of any such agreements, plans, programs, policies or other arrangements that are not in writing. No payment or benefit which may be required to be made by Company or EAI or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (A) entitle any current or former employee or other service provider of Company or EAI to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (g) Neither Company nor EAI is a party to, or does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or EAI and no collective bargaining agreement is being negotiated by Company or EAI or any person or entity that may obligate Company or EAI thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage pending or, to the knowledge of Company, threatened against Company or EAI. As of the date of this Agreement, to the knowledge of Company and EAI, none of Company, EAI or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of Company, and there is no charge or complaint filed against Company or EAI by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Company's and EAI's knowledge, Company, EAI and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  SECTION 4.10 Employee Matters

                  Since inception, Company has not had any employees other than those individuals supplied to it by EAI, which individuals are or were employed by EAI. Section 4.10 of the Company Disclosure Schedule contains a true and complete list of Company's and EAI's employees as of the date of execution of this Agreement. Each of Company and EAI is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Company or EAI has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither Company nor EAI is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no claims pending against Company or EAI under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Company and each Stockholder, threatened, between Company, EAI and any past or present employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before Governmental Entity. Neither Company nor EAI is a party to any collective bargaining agreement or other labor union contract nor does Company or any Stockholder know of any activities or proceedings of any labor union to organize any Company or EAI employees. To Company's and each Stockholder's knowledge, no employees of Company or EAI are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company or EAI because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others. No employees of Company or EAI have given notice to Company or EAI, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company or EAI.

                  SECTION 4.11 Affiliates, Advertisers and Partners

                  No affiliate, advertiser or marketing partner that individually accounted for more than 10% of Company's gross revenues during the 12-month period preceding the date hereof, (a) has canceled or otherwise terminated, (b) made any written threat to Company to cancel or otherwise terminate or decrease its relationship with Company, or (c) has decreased materially its relationship with Company or its usage of the services or products of Company, as the case may be.

                  SECTION 4.12 Contracts

                  Except for the contracts and agreements described in Section
4.12 of the Company Disclosure Schedule (collectively, the "Material Contracts"), neither Company nor EAI is a party to or bound by any material contract or agreement, including without limitation:

                  (a) any sales, advertising or agency contract in excess of $25,000 over the life of the contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than Company or EAI so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

                  (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

                  (f) any contract limiting the freedom of Company or EAI to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which Company or EAI is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $10,000 remain outstanding;

                  (h) any contract with any person with whom Company or EAI does not deal at arm's length or any of Company's or EAI's officers or directors or stockholders beneficially owning 5% or more of the outstanding securities of Company or EAI;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                  (j) any distribution contract; or

                  (k) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

                  Except as set forth in Section 4.12 of the Company Disclosure Schedule, each of Company and EAI has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect and, except as set forth in Section 4.12 of the Company Disclosure Schedule, there exists no default or event of default or event, occurrence, condition or act, with respect to Company or EAI, as applicable, or, to Company's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent.

                  SECTION 4.13 Litigation

                  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company, threatened against Company or EAI or any of their respective properties or any of their respective officers or directors (in their capacities as such). Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company or EAI in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against Company or EAI or, to the knowledge of Company, any of its directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 4.13 of the Company Disclosure Schedule lists all litigation that Company or EAI has pending against other parties. Company or EAI, as applicable, has provided Parent with all correspondence and other written records, including all emails, relating to such scheduled litigation, other than documents that are subject to attorney-client privilege.

                  SECTION 4.14 Environmental Matters

                  Each of Company and EAI is in compliance in all material respects with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance, if any, of Company or EAI with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. Neither Company nor EAI has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or EAI, in violation of any Environmental Law.

                  SECTION 4.15 Intellectual Property

                  (a) Section 4.15(a) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, trademarks (registered and unregistered), trademark registration applications, trade names, service marks (registered and unregistered), service mark registration applications, Internet domain names, copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments, renewals or other actions falling due in respect of Company Intellectual Property within 12 months of the Effective Time. All of Company's patents, patent applications, registered trademarks and service marks, trademark and service mark registration applications and registered copyrights remain in good standing with respect to all fees and filings due as of the date hereof.

                  (b) Company has received Valid Consents from all persons who have provided personal information, on a website or otherwise, which are sufficient to give Company the right to use such personal information for the purposes of conducting Company's current activities. For the purposes of this
Section 4.15(b), "Valid Consents" shall mean consents obtained by Company by which the persons providing personal information have indicated their consent by agreeing to be subject to Company's privacy policy and user and access agreement, which signifies his or her desire to have his or her personal information registered with the website and used by Company. Company has not used any personal information without or beyond the scope of a Valid Consent. Company has not collected, maintained, used or disclosed the personally identifiable information of individuals residing in the United States in violation of any applicable U.S. law, rule or regulation and Company has conducted its business and has collected, maintained, used and/or disclosed such data at all times in accordance with accepted industry practice. In addition, Company does not maintain any facilities or processing capabilities with respect thereto outside the United States.

                  (c) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license or other agreement (the "Company Licensed Intellectual Property"), each such license or other agreement (each, a "License Agreement") being set forth in Section 4.15(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property that are necessary to carry out Company's current activities and Company's future activities to the extent such future activities are already planned, including without limitation, rights to make, use, sell, offer for sale, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property. To the best of Company's knowledge, Company and its affiliates have not infringed and are not infringing on the trademark or service mark rights of any third party, and Company and its affiliates have not and are not engaged in, or knowingly or willingly actively facilitating, the practice of Cybersquatting. For purposes of this Section 4.15, "Cybersquatting" shall mean the practice of registering, Trafficking in or using a domain name which may be confusingly similar to, and with bad-faith intent to profit from the goodwill of a trademark or service mark belonging to another party. For purposes of this Section 4.15, "Trafficking" shall mean transactions which include, but are not limited to, sales, purchases, loans, pledges, licenses, exchanges of currency, and any other transfer for consideration or receipt in exchange for consideration. Attached as
Section 4.15(c) to the Company Disclosure Schedule is a true and correct summary of Company's current practices and procedures for addressing instances of alleged Cybersquatting. Company makes no warranties as to any domain name that is listed by, sold or offered for sale on behalf of third parties.

                  (d) To the best of Company's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any proprietary or personal right of any person including, without limitation, patent right, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database right, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the world. Company has not received notice of any pending or threatened claims (including offers to grant licenses) (i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any person. Except as set forth in
Section 4.15(d) of the Company's Disclosure Schedule, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property are enforceable and subsisting. Company has no knowledge of any unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

                  (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule, all personnel, including agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, or who may do so in connection with Company business, and all employees of Company or EAI, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreement with Company in accordance with applicable national and state law that accords Company full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, and (ii) have executed appropriate instruments of assignment in favor of Company that have conveyed or will convey to Company full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel.

                  (f) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

                  (g) Section 4.15(g) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs (the "Company Software Programs"). Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs that it owns (the "Company Owned Software"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Company has full and unrestricted rights to use the Company Software Programs that it licenses, subject to the terms of the license agreements listed in Section 4.15(g) of the Company Disclosure Schedule. The source code and system documentation relating to the Company Owned Software have been maintained in strict confidence and (i) have been disclosed by Company or EAI only to those of its employees and consultants who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed nondisclosure agreements with Company; and (ii) have been disclosed to only those third parties who have executed nondisclosure agreements with Company.

                  (h) Company has taken commercially reasonable steps, as described in Section 4.15(h) of the Company Disclosure Schedule, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily identified and available.

                  (i) The Company Intellectual Property owned by Company, and the use of the Company Licensed Intellectual Property, is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

                  (j) Except as set forth in Section 4.15(j) of the Company Disclosure Schedule, Company does not owe nor will owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments that have accrued prior to the Effective Time have been paid.

                  (k) To Company's knowledge, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including, without limitation, worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

                  (l) Company has implemented commercially reasonable steps which are known in the information systems industry in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. As set forth on Section 4.15(l) of the Company Disclosure Schedule, Company has disclosed to Parent breaches of security known by Company, known consequences, and the steps Company has taken to remedy any such breaches.

                  SECTION 4.16 Taxes

                  (a) Neither Company nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. There is no agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

                  (b) Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, has, except as set forth on Section 4.16(b) of the Company Disclosure Schedule, (i) properly completed and timely filed all Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate accruals in accordance with generally accepted accounting principles in the Company Financial Statements for the payment of all Taxes that are due and payable for all periods ending on or before the date hereof. Company has not had any material liability for unpaid Taxes accruing after the date of the Company Financial Statements.

                  (c) There is (i) no material claim for Taxes that is a lien against the property or assets of Company or is being asserted in writing against Company other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of Company is being conducted and no Governmental Entity responsible for the imposition of any Tax (a "Tax Authority") has asserted against Company any deficiency or claim for Taxes; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

                  (d) No claim or notice has ever been submitted to Company or any of the Stockholders by a Tax Authority in a jurisdiction where Company has not filed Tax Returns indicating that Company is or may be subject to taxation by that jurisdiction.

                  (e) There has been no change in ownership of Company that has caused the utilization of any losses of Company to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the Company Financial Statements are properly computed and reflected.

                  (f) Company has not been required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, nor has it taken any action that would require it to make any such adjustment.

                  (g) Company has not filed any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

                  (h) Except as set forth in Section 4.16(h) of the Company Disclosure Schedule, Company is not party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement, and has not incurred any liability for Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (i) Company or EAI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (j) No power of attorney has been granted by Company with respect to any matters relating to Taxes that is currently in effect.

                  (k) Company has not settled any claim, audit or administrative or court proceeding with respect to Taxes.

                  (l) Company is a cash basis taxpayer.

                  (m) Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (n) Company has no subsidiaries, has never had a subsidiary and has never been a member of a consolidated, combined or unitary group.

                  (o) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has never been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (p) All transactions between Company and its affiliates or related parties (within the meaning of Section 482 of the Code) contained terms consistent with the results that would have been obtained if either of such parties engaged in the same transaction with an unrelated person.

                  (q) The Company properly and timely elected to be treated as an S corporation, as defined in Section 1361 of the Code, for federal income tax purposes and for all state and local income tax purposes to the extent that such an election is required to be made to achieve such status, in all cases for all taxable years beginning on or after January 1, 2000 and ending on or prior to the Closing Date, and the Company has at all times during such taxable years qualified to be treated as an S corporation for all federal and state income tax purposes.

                  SECTION 4.17 Insurance

                  Section 4.17 of the Company Disclosure Schedule contains a true and complete list of all of Company's insurance policies. As of the date hereof, no claims or notices of claims have been filed with respect to any such insurance policy. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company has complied in all material respects with the terms of such policies. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  SECTION 4.18 Properties

                  Except as set forth in Section 4.18 of the Company Disclosure Schedule, each of Company and EAI has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements for the fiscal year ended December 31, 1999, as being owned by Company or EAI and as of the date thereof or, in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or other encumbrances, other than (a) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (b) liens disclosed in the notes to such financial statements and
(c) liens arising in the ordinary course of business after the date of such financial statements. All properties used in Company's operations are reflected in the balance sheets included in the Company Financial Statements to the extent U.S. GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or EAI are held under valid instruments enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance, that are subject to the discretion of the court before which any proceeding therefor may be brought and except as indemnification may be limited by public policy. Substantially all of Company's or EAI's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Company or EAI owns or has the valid and subsisting right to use all assets and properties material to operating Company's business in the manner presently conducted and as proposed to be conducted in the projections described in Section 4.25.

                  SECTION 4.19 Affiliates

                  Section 4.19 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in Company's reasonable judgment, an affiliate of Company. Except as set forth in Section 4.19 of the Company Disclosure Schedule, neither Company nor EAI is indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of Company or EAI (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Except for normal salaries and bonuses and reimbursement of ordinary expenses, since December 31, 1999, neither Company nor EAI has made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Stockholders or Company's or EAI's employees, or any of their respective affiliates, associates or family members.

                  SECTION 4.20 Brokers

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company, EAI or any Stockholder.

                  SECTION 4.21 Certain Business Practices

                  None of Company, EAI or any director, officer, agent or employee of Company or EAI (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (c) made any other unlawful payment.

                  SECTION 4.22 Section 912 of the NYBCL Not Applicable

                  The Board of Directors of Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 912 of the NYBCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

                  SECTION 4.23 Business Activity Restriction

                  Except as set forth in Section 4.23 of the Company Disclosure Schedule, there is no non-competition or exclusivity agreement, or other similar agreement, commitment, judgment, injunction, order or decree to which Company or EAI is a party or is subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Other than this Agreement, Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.24 Accounts Receivable

                  Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements was calculated in accordance with U.S. GAAP and in a manner consistent with prior periods and is sufficient to provide for any losses which may be sustained on realization of the receivables.

                  SECTION 4.25 Financial Projections

                  The financial projections included in Section 4.25 of the Company Disclosure Schedule were prepared by Company on a reasonable basis and in good faith, based upon Company's limited operating history and certain stated assumptions of the Managing Stockholders derived from their knowledge of the industry. The assumptions used in the preparation of such projections are those Company believes are significant in forecasting the financial results of Company, but may not be accurate predictors of Company's future performance.

                  SECTION 4.26 Representations and Warranties Complete

                  None of the representations or warranties made by the Stockholders or Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Stockholders or Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                  SECTION 4.27 Confirmation of Representations and Warranties

                  Each of the Managing Stockholders has made due inquiry of the applicable employees of EAI to confirm the representations and warranties contained in this Article IV.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent hereby represents and warrants to Company and the Stockholders, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

                  SECTION 5.01 Organization and Qualification; Subsidiaries

                  Except as set forth in Section 5.01 of the Parent Disclosure Schedule, Parent and each directly and indirectly owned subsidiary of Parent (the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.02 Certificate of Incorporation and Bylaws

                  The copies of each of Parent's and Merger Sub's Certificate of Incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such Certificates of Incorporation and bylaws are in full force and effect.

                  SECTION 5.03 Capitalization

                  The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock. As of August 31, 2000, (a) 32,210,087 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) no shares of Parent Common Stock are held in the treasury of Company, (c) no shares of Parent Common Stock are held by the Parent Subsidiaries, (d) 13,244,067 shares of Parent Common Stock are authorized for issuance pursuant to the Parent Stock Plans and warrants to purchase Parent Common Stock ("Parent Stock Option"), and (e) no shares of Parent preferred stock are issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and warrants to purchase 5,894,067 shares of Parent Common Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock issuable in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which all shares are issued and outstanding as of the date of this Agreement and owned of record and beneficially by Parent.

                  SECTION 5.04 Authority Relative to this Agreement

                  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing, recordation and approval of the DE Certificate of Merger as required by the DGCL and the NY Certificate of Merger as required by the NYBCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company and the Stockholders, constitutes legal, valid and binding obligations of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) limitations on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; (b) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors; and (c) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  SECTION 5.05 No Conflict; Required Filings and Consents

                  (a) Except as set forth in Section 5.05 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not,
(i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a Party or by which any material assets or properties of Parent and any Parent Subsidiary are bound or affected.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except for the filing and recordation of the Certificate of Merger as required by the DGCL.

                  SECTION 5.06 SEC Filings; Financial Statements

                  (a) Parent has timely filed all forms, reports, statements and documents that are required to be filed by it (i) with the SEC and the NNM since March 2, 2000 (collectively, with Parent's registration statement on Form S-1 filed on December 23, 1999, as amended, and any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "Parent Reports") and (ii) with any other Governmental Entities. Each Parent Report (A) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (B) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (i) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports (i) was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments) and (iii) was complete in all material respects.

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since January 1, 2000 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.07 Brokers

                  No broker, finder or investment banker, other than Legg Mason Wood Walker Incorporated, is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                  SECTION 5.08 Tax

                  Parent intends to cause the Surviving Corporation to continue the historic business of Company or to use a significant portion of the historic business assets of Company in a business.

                  SECTION 5.09 Exemption from Registration

                  Assuming the accuracy of certain representations and warranties of the Stockholders made to Parent, the shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) thereof and/or Regulation D thereunder, and from any applicable Blue Sky Laws.

                  SECTION 5.10 Representations Complete

                  None of the representations or warranties made by Parent herein or in any Parent Disclosure Schedule hereto, or certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 Conduct of Business by Company Pending the
Closing

                  Company and each of the Stockholders agree that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.01 hereof (the "Termination Date"), unless Parent shall otherwise agree in writing, (x) the businesses of Company and EAI shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all commercially reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company or EAI and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other persons with which Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company and EAI shall not, and the Stockholders shall not cause, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Certificate of Incorporation or bylaws or equivalent organizational documents of either Company or EAI;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of Company or EAI of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or EAI or (ii) any property or assets of Company or EAI except sales of inventory in the ordinary course of business consistent with past practice;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) except as set forth in Section 6.01 of the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or other License Agreement; (iv) except as set forth in
Section 6.01 of the Company Disclosure Schedule, make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for the year ended December 31, 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $25,000 for Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

                  (g) increase the compensation payable or to become payable to its or EAI's directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or EAI who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or EAI, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's or EAI's directors, officers, consultants or employees;

                  (h) except as set forth in Section 6.01 of the Company Disclosure Schedule, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of Company dated as of August 31, 2000 previously presented to Parent and only to the extent of such reserves;

                  (i) make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies;

                  (j) make any material Tax election or settle or compromise any material Tax liability; or

                  (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company or EAI contained in this Agreement untrue or incorrect or prevent Company or EAI from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION 6.02 Notices of Certain Events

                  From and after the date hereof and until the earlier of the Effective Time or the Termination Date, each of Company and the Stockholders, on the one hand, and Parent and Merger Sub, on the other hand, shall give prompt notice to the other parties of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (b) any notice or other communication from any Governmental Entity in connection with the Merger; (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, Merger Sub or Company, or that relate to the consummation of the Merger; (d) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract; and (e) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of Parent, Merger Sub or Company to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  SECTION 6.03 Access to Information; Confidentiality

                  Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement until the earlier of the Effective Time or the Termination Date, Company or EAI shall (i) provide or cause to be provided to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and, on an as needed basis, to those of EAI and to the books and records of Company and, as directly applicable, of EAI, and (ii) promptly furnish or cause to be furnished such information concerning Company's business, properties, contracts, assets, liabilities and personnel (and such of EAI as are directly applicable) as Parent or its Representatives may reasonably request. Parent's right of access and inspection shall be exercised in such a manner as not to unreasonably interfere with the operations of Company's or EAI's business and shall be coordinated with the President of Company. From the date of this Agreement until the earlier of the Effective Time or the Termination Date, neither Parent nor any of its Representatives shall meet (telephonically or in person) with any Company employee or agent without one of the Managing Stockholders being present; provided, however, that the Managing Stockholders shall make themselves available for such meetings as requested by Parent. Each of Parent and the Stockholders shall (and shall cause its Representatives to) abide by, the terms of that certain confidentiality agreement dated March 21, 2000 by and between Parent and Company, a copy of which is attached hereto as Annex G. No investigation conducted pursuant to this
Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  SECTION 6.04 No Solicitation of Transactions

                  From and after the date hereof and until the earlier of the Effective Time or the Termination Date, none of Company, EAI, its respective directors, officers, employees, stockholders, consultants, advisors, representatives (including accountants and attorneys) or agents (collectively, "Company Representatives") shall, directly or indirectly, initiate, encourage or solicit any offers, bids or indications of interest, conduct negotiations or discussions with any person other than Parent with respect to any Competing Transaction. Furthermore, from and after the date hereof and until the earlier of the Effective Time or the Termination Date, neither Company, EAI nor any Company Representatives shall (i) disclose any information not customarily disclosed to any person concerning Company or EAI and that such party reasonably believes could be used for the purpose of formulating an offer or proposal to enter into a Competing Transaction; (ii) cooperate with any person to make any proposal to purchase all or any part of Company or EAI (directly or indirectly) other than inventory or nonessential or excess assets sold in the ordinary course of business; (iii) agree to or endorse any Competing Transaction; or (iv) authorize or permit any Company Representative to take any of the foregoing actions. Company shall notify Parent within 24 hours of any proposal or offer (written or otherwise) regarding, or any inquiry or contact with any person with respect to, a Competing Transaction. Such notice shall include the identity of the person proposing such Competing Transaction and the terms thereof, and Company shall keep Parent apprised, on a current basis, of the status of any such Competing Transaction and of any modifications to the terms thereof. From and after the date hereof and until the earlier of the Effective Time or the Termination Date, Company and EAI shall immediately cease all existing discussions or negotiations with any parties with respect to a Competing Transaction. From and after the date hereof and until the earlier of the Effective Time or the Termination Date, Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  SECTION 6.05 Tax-Free Transaction

                  From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause or permit any actions to be taken that it believes could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code. This Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

                  SECTION 6.06 Further Action; Consents; Filings

                  (a) Upon the terms and subject to the conditions hereof, from and after the date hereof and until the earlier of the Effective Time or the Termination Date, each of the parties hereto shall use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, and (C) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) From and after the date hereof and until the earlier of the Effective Time or the Termination Date, each of Company and Parent will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

                  SECTION 6.07 Tax Information

                  Company shall provide the following information to Parent not later than two weeks after the date of this Agreement: (a) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction together with the year of commencement of filing of each such type of Tax Return, (b) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (c) a list of all material Tax elections filed in each jurisdiction by Company, (d) the tax basis of the assets of Company, (e) the accumulated earnings and profits and any deferred losses or loss carryovers of Company, and (f) receipts for any Taxes paid to foreign Tax authorities. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes. Company will not file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

                  SECTION 6.08 Non-Competition and Non-Solicitation

                  For a period of two years from the Closing Date, none of the Stockholders may, without the prior written consent of Parent, directly or indirectly, individually or as an owner, partner, stockholder (other than a holder of 1% or less of any class of publicly traded securities), joint venturer, corporate officer, director, employee, independent contractor, consultant, principal, agent, trustee or licensor, or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation (other than Company or Parent) (a) engage in or participate in the ownership, management, operation, sales, control or other activities of any business competitive with the Business of Company or, in the case of the Managing Stockholders, any business in which Company, Parent or the Surviving Company enters into during such two-year period, in each case in any geographic territory in which Company does business or (b) entice, solicit or encourage any employee of Company or EAI to leave the employ of Company or EAI or any independent contractor to sever its engagement with Company or EAI; or (c) entice, solicit or encourage any customer or prospective customer of Company to cease doing business with Company, reduce its relationship with Company or refrain from establishing or expanding a relationship with Company. "Business of Company" shall mean the brokering, reselling, auctioning or otherwise facilitating the sale or transfer of a domain name registration and all products and services offered relating to any of the foregoing or to the secondary market for domain name registrations.

                  SECTION 6.09 Dissolution of EAI and Afternic NJ

                  The Board of Directors and the stockholders of EAI shall have signed all necessary consents or other instruments and taken all other requisite action to cause the dissolution of EAI by April 5, 2001, or such later date as Parent may request. Company shall cause the Board of Directors and the stockholders of Afternic NJ, to sign all necessary consents or other instruments and to take all other requisite action to cause the dissolution of Afternic NJ by December 31, 2000.

                  SECTION 6.10 Indemnification of Certain Stockholders

                  Parent and/or Merger Sub shall use their commercially reasonable efforts to promptly remove and, if required pursuant to Company's merchant account, to replace, if applicable, the personal guaranties of Thomas Whelan in connection with Company's merchant account. To the extent that Thomas Whelan's personal guaranties in connection with Company's merchant account or Jon Whelan's personal guaranties in connection with EAI's office lease remain in force and effect following the consummation of the Merger, Parent shall indemnify Tom Whelan and Jon Whelan, as the case may be, for the amounts of any losses or claims actually incurred by them arising thereunder. The indemnification obligations set forth in this Section 6.10 shall not be subject to the provisions of Article X.

                  SECTION 6.11 Assignment and Transfer from EAI and Afternic NJ

                  Each of EAI and Afternic NJ shall duly assign all contracts, permits and other instruments and transfer all assets (including all intellectual property), other than the assets listed on Section 6.11(a) of the Company Disclosure Schedule, to Company, so as to enable the Surviving Corporation at Closing to own, lease and operate its properties and offer, perform, develop, produce, distribute and market its services or otherwise conduct its business as it is now being conducted and currently proposed to be conducted by Company on or prior to Closing. All of the domain names owned by the Managing Stockholders, EAI or any affiliate of the Managing Stockholders that pertain to the domain name industry, are identified on Section 6.11(b) of the Company Disclosure Schedule and shall be assigned to the Surviving Corporation within a reasonable time following the Closing and in no event later than November 3, 2000.

                  SECTION 6.12 Payment of Company Obligations to EAI

                  At the Effective Time, Parent shall pay to EAI in cash the aggregate amount required to satisfy the outstanding obligations of Company to EAI set forth on Section 6.12 of the Company Disclosure Schedule (the "EAI Obligations"). Upon such payments, EAI shall deliver to Parent proper evidence of the satisfaction of the EAI Obligations.

                  SECTION 6.13 Obligations of Merger Sub

                  Parent shall guaranty the obligations of Merger Sub set forth in the Agreement and the Annexes thereto.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01 Public Announcements

                  None of Company and the Stockholders, on the one hand, and Parent and Merger Sub, on the other hand, shall, without the other parties' prior written approval, issue a press release or make any other public announcement or disclosure to any third party regarding the Agreement or the Merger, except as required by Law.

                  SECTION 7.02 Employee Benefit Matters

                  Section 7.02 of the Company Disclosure Schedule sets forth the names of the individuals who are employed by EAI as of the Effective Time and shall be offered at-will employment with Parent and/or the Surviving Corporation effective immediately after the Effective Time (the "Continuing Employees"). To the extent permitted by applicable Law, Parent shall (a) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any welfare benefit plans in which the Continuing Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are already in effect with respect to the Continuing Employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Continuing Employees immediately prior to the Effective Time and (b) provide each Continuing Employee credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans in which the continuing Employees are eligible to participate after the Effective Time. Company and EAI shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan. Parent shall have the right to consult with EAI, and to review any actions taken or to be taken, in connection with any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

                  SECTION 7.03 Merger Consideration

                  (a) Each Stockholder understands that the shares of Parent Common Stock issued in the Merger will not be registered under the Securities Act nor qualified under the Blue Sky Laws of any state and that the Parent Common Stock is being offered and sold to the Stockholders pursuant to an exemption from such registration and qualification based in part upon the representations of such Stockholder contained herein.

                  (b) Each Stockholder represents and warrants to Parent that he is an "accredited investor," as defined in Rule 501 under the Securities Act.

                  (c) Each Stockholder acknowledges and agrees with Parent that he has received and reviewed this Agreement and has received and reviewed all further information, if any, regarding Parent necessary to make an informed investment decision to invest in the Parent Common Stock, including information requested to verify other information received, and has received, all information that he has requested from Parent, and has been afforded a reasonable opportunity to ask questions about Parent, the Parent Common Stock and the terms and conditions of this Agreement, and has received satisfactory answers to all such questions.

                  (d) Each Stockholder acknowledges to Parent that he is fully aware of the applicable transfer restrictions of the Parent Common Stock to be issued in the Merger, recognizes that it may be necessary to hold the Parent Common Stock indefinitely and can bear the economic risk of his investment in the Parent Common Stock (including a complete loss of the investment).

                  (e) Each Stockholder acknowledges and agrees with Parent that he is acquiring the Parent Common Stock issued in the Merger for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Stockholder agrees with Parent that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a "Transfer") any of the Parent Common Stock issued in the Merger unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act or (ii) counsel for such Stockholder (which counsel shall be reasonably acceptable to Parent) shall have furnished Parent with an opinion, satisfactory in form and substance to Parent, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

                  SECTION 7.04 Legend

                  Each Parent Certificate Stock shall bear the following legends:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
(ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT PURSUANT TO WHICH THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES."

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

                  The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation; and

                  (b) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  SECTION 8.02 Conditions to the Obligations of Company

                  The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects to the extent so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Company shall have received a certificate of the Senior Financial Officer of Parent to such effect;

                  (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Senior Financial Officer of Parent to such effect;

                  (c) McDermott, Will & Emery, counsel to Company, shall have issued its opinion, dated on the date of the Closing, addressed to and reasonably satisfactory to Company, based upon customary representations and certificates thereto of Company, Parent and Merger Sub and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of the Closing, is rendered to Company by Brobeck, Phleger & Harrison LLP, counsel to Parent; and

                  (d) Parent shall have entered into a registration rights agreement with the Stockholders in substantially the form attached as Annex B hereto.

                  SECTION 8.03 Conditions to the Obligations of Parent

                  The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Company and the Stockholders contained in this Agreement (including those set forth in Section 7.03) shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects to the extent so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Parent shall have received a certificate of the President and Treasurer of Company and of the Stockholders to such effect;

                  (b) Company and the Stockholders shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and Parent shall have received a certificate of the President and Treasurer of Company and of the Stockholders to such effect;

                  (c) Brobeck, Phleger & Harrison LLP, counsel to Parent, shall have issued its opinion, dated on the date of the Closing, addressed to and reasonably satisfactory to Parent, based upon customary representations and certificates thereto of Company, Parent and Merger Sub and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect;

                  (d) Parent shall have received a legal opinion from McDermott, Will & Emery, counsel to Company and the Stockholders, containing the opinions set forth in Annex C hereto;

                  (e) There shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (f) Parent shall have been furnished evidence satisfactory to it of the consent or approval of those third parties whose consent or approval may be required as a result of the Merger pursuant to the terms of any Material Contract;

                  (g) Each of Jon Whelan and Chris Maroney shall have accepted employment with Parent and shall have entered into employment and non-competition agreements with Parent substantially in the form attached hereto as Annex D;

                  (h) The Managing Stockholders of Company shall have executed lock-up agreements in substantially the form attached hereto as Annex E-1, and the Stockholders that are not Managing Stockholders shall have executed lock-up agreements in substantially in the form attached hereto as Annex E-2;

                  (i) All of the Continuing Employees shall have accepted offers of employment with Parent and/or the Surviving Corporation and shall have entered into mutually acceptable offer letters with Parent and/or the Surviving Corporation effective as of the Effective Time;

                  (j) Each of EAI and Afternic NJ shall have duly assigned all contracts, permits and other instruments and transferred all assets (including all intellectual property), other than assets listed on Section 6.11 of the Company Disclosure Schedule, to Company prior to Closing, so as to enable the Surviving Corporation at Closing to own, lease and operate its properties and offer, perform, develop, produce, distribute and market its services or otherwise conduct its business as it is now being conducted and currently proposed to be conducted by Company;

                  (k) Each of the EAI employees listed in Section 8.03 of the Company Disclosure Schedule (the "Bonus Recipients") shall have executed and delivered a Change of Control Bonus Payment Letter substantially in the form attached hereto as Annex H;

                  (l) All Continuing Employees shall have entered into (i) Parent's standard confidentiality agreement, (ii) Parent's standard non-competition agreement and (iii) Parent's standard employee inventions and assignment agreement;

                  (m) Each of Company's net worth and Company's working capital balance at the time of Closing shall equal or exceed $100 (after giving effect to the payments by Parent as provided in Section 6.12) as determined in accordance with U.S. GAAP and consistent with the practices used to prepare Company's financial statements certified by Company's independent accountants; and

                  (n) Unless Parent has consented otherwise in writing, Company shall have terminated, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01 Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, upon a breach of any covenant or agreement on the part of Company or any Stockholder set forth in this Agreement, or if any representation or warranty of Company or any Stockholder shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company or any Stockholder through the exercise of its reasonable efforts within 10 days and for so long as Company or any Stockholder continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(d); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

                  (e) by Company, upon breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(e); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01.

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  SECTION 9.02 Effect of Termination

                  Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further that the provisions of Section 6.03 (Confidentiality), this Section 9.02, Section 9.04 (Expenses) and Article XI, shall remain in full force and effect and survive any termination of this Agreement.

                  SECTION 9.03 Amendment

                  This Agreement may not be amended except by an instrument in writing signed by Company, Parent, Merger Sub and holders of at least a majority percentage interest in Company as of the date hereof, provided that such amendment may not adversely affect the rights of any Stockholder unless such Stockholder consents in writing to such amendment.

                  SECTION 9.04 Expenses

                  Except with respect to fees for filings with the Delaware and New York Secretaries of State, which filing fees shall be borne by Parent, Parent and Merger Sub shall bear their own Expenses, and the Stockholders shall bear their own Expenses and the Expenses of Company, in each case in connection with such party's respective due diligence and the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Merger.

                                   ARTICLE X
                           INDEMNIFICATION AND ESCROW

                  SECTION 10.01 Indemnification

                  (a) Subject to the limitations set forth in this Article X, the Managing Stockholders will, jointly and severally, indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their officers, directors, advisors, affiliates, agents, employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (each hereinafter referred to individually as a "Parent Indemnitee" and collectively as "Parent Indemnitees") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses, including, without limitation, Legal Expenses (collectively, "Damages") arising out of, based upon or resulting from (i) any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given or made by any of Company, the Managing Stockholders or EAI in this Agreement, the Company Disclosure Schedules or any Annex to this Agreement or certificate delivered by or on behalf of Company or any Managing Stockholder pursuant to this Agreement and (ii) any action or inaction by EAI, whether such Damages relate to the operation of its business, Claims by its employees, its dissolution or otherwise (other than Claims based on any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given or made by or with respect to EAI in this Agreement, the Company Disclosure Schedules or any Annex to this Agreement or certificate delivered by or on behalf of Company or any Managing Stockholder pursuant to this Agreement, which Claims shall be covered by Section 10.01(a)(i)).

                  (b) Subject to the limitations set forth in this Article X, each Stockholder who is not a Managing Stockholder will indemnify and hold harmless the Parent Indemnitees from and against any and all Damages arising out of, based upon or resulting from any misrepresentation or breach of, or default in connection with, any representations, warranties, covenants and agreements given or made by such non-Managing Stockholder in this Agreement.

                  (c) Subject to the limitations set forth in this Article X, Parent and the Merger Sub, jointly and severally, will indemnify and hold harmless the Stockholders and each of their advisors, affiliates, agents, heirs, successors, executors and administrators (each hereinafter referred to individually as a "Stockholder Indemnitee" and collectively as "Stockholder Indemnitees") from and against any and all Damages arising out of, based upon or resulting from any misrepresentation or breach of, or default in connection with, any representations, warranties, covenants and agreements given or made by Parent or the Merger Sub in this Agreement, the Parent Disclosure Schedules or any Annex to this Agreement or certificate delivered by or on behalf of Parent or the Merger Sub pursuant to this Agreement.

                  (d) "Legal Expenses" for purposes of this Article X shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by a Parent Indemnitee or Stockholder Indemnitee, as the case may be (each an "Indemnified Person" and collectively, the "Indemnified Persons"), and its or his counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity.

                  (e) Nothing in this Agreement shall limit the liability of the Stockholders, Parent or Merger Sub for any willful breach of any representation, warranty or covenant.

                  SECTION 10.02 Damage Threshold; Limitation on Liability

                  Except for any claims for Damages pursuant to Sections 10.01(a)(ii) and 10.01(e) above, which claims shall not be subject to any of the limitations set forth in this Section 10.02, neither the Stockholders, on the one hand, nor Parent and the Merger Sub, on the other hand, shall have any obligation to pay any claims for indemnification hereunder unless and until the aggregate amount of such claims exceeds $100,000. In the case of claims for indemnification pursuant to Section 10.01(a) above, payment shall be made first using Escrow Shares withdrawn from the Escrow Fund in accordance with the provisions of Section 10.06 below (or the proceeds thereof), and thereafter by the Managing Stockholder(s). In the event the aggregate amount of all claims for which an Indemnified Person seeks indemnification hereunder exceeds $100,000, then the Managing Stockholders, the non-Managing Stockholders, or Parent and the Merger Sub, as the case may be, shall be liable for the entire indemnity amount with respect to such aggregated claims, including the initial $100,000, up to a maximum of $20,000,000; provided, however, that claims for indemnification pursuant to Sections 10.01(a)(ii) and 10.01(e) above shall not be subject to any damage threshold or limitation on liability. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Stockholders or Company shall be disregarded.

                  SECTION 10.03 Procedures

                  Promptly after receipt by any Indemnified Person of notice of the commencement of any action or administrative proceeding in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall provide to the party or parties from whom indemnification is sought (each, an "Indemnifying Party" and, collectively, the "Indemnifying Parties") a written notice specifying the nature of the claim and the amount or estimated amount thereof and giving notice of any fact upon which such Indemnified Party intends to base a claim for indemnification hereunder. Any failure by the Indemnified Person to provide such notice shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure.

                  (a) The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Indemnified Person; provided, however, that:

                           (i) the Indemnified Person shall be entitled to
participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                           (ii) the Indemnifying Party shall obtain the prior
written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Person or would otherwise restrict the future activity or conduct of the Indemnified Person, which approval shall not be unreasonably withheld; and

                           (iii) the Indemnifying Party shall not consent to the
entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

                  (b) After written notice by the Indemnifying Party to the Indemnified Person of its election to assume control of the defense of any such action, the Indemnifying Party shall not, except where there may be specific defenses available to it that are different from or additional to those available to the Indemnifying Party or that such claim involves or could have an effect upon matters beyond the scope of the indemnity agreement contained in
Section 10.01 above, be liable to such Indemnified Person hereunder for any Legal Expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. In such case, only that portion of such Legal Expenses reasonably related to matters covered by Section 10.01 shall be borne by the Indemnifying Parties.

                  (c) If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof; provided that the Indemnified Party shall not settle such claim without first obtaining the written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld. The reimbursement of fees, costs and expenses required by this Section 10.03 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (d) No claim for indemnification hereunder shall be made by an Indemnified Party in respect of a material breach by an Indemnifying Party of any provision of this Agreement that is capable of being cured until such breaching party shall have had a ten (10) day period from the date of such breach or alleged breach in which to cure such breach, provided that the Indemnified Party is not materially prejudiced thereby.

                  SECTION 10.04 Escrow Fund

                  (a) As soon as practicable after the Effective Time, Parent shall deposit a stock certificate or stock certificates representing the Escrow Shares, into the Escrow Fund. The Escrow Fund shall be governed by the terms set forth herein. The Escrow Fund shall be available to compensate the Parent Indemnitees pursuant to the indemnification obligations of the Managing Stockholders set forth in Section 10.01(a) above. Notwithstanding the foregoing, and subject to the provisions of Section 10.02 above, the parties expressly agree that the Escrow Fund shall not limit the remedies of the Parent Indemnitees in connection with any breach of any representation, warranty, covenant or agreement made by Company or the Managing Stockholders under this Agreement or in connection with the conduct of the business of EAI. The number of Escrow Shares beneficially owned by each Managing Stockholder, the percentage interest of each Stockholder in the Escrow Fund, the address of each Managing Stockholder and the taxpayer identification of each Managing Stockholder are set forth on Annex F attached hereto.

                  (b) Parent shall hold and safeguard the Escrow Shares during the Escrow Period on behalf of the Managing Stockholders, shall not treat such Escrow Shares as the property of Parent, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

                  (c) The Escrow Shares shall be voted by Parent in accordance with the instructions received by Parent from the Managing Stockholders who are the beneficial owners of such Escrow Shares. Should Parent not receive such instructions at least three (3) business days prior to the date set for a stockholder meeting or vote, Parent shall prompt notify the Managing Stockholders either in person, via facsimile or by nationally recognized courier service, informing them of the need to provide Parent with voting instructions. If, after providing such notice, Parent still has not received voting instructions from the Managing Stockholders, Parent shall be under no obligation to vote such Escrow Shares.

                  (d) As promptly as practicable following the termination of the Escrow Period, Parent (i) shall deposit with Parent's stock transfer agent (which is currently American Stock Transfer and Trust Company) the Escrow Shares then remaining in the Escrow Fund, less the amount of Escrow Shares, if any, necessary to satisfy any unsatisfied claims specified in any Indemnity Claim Certificate delivered to the Managing Stockholders prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and (ii) shall cause such transfer agent to transfer such Escrow Shares to the Managing Stockholders in the percentage set forth on Annex F. As soon as all such claims against the Escrow Shares have been resolved, Parent shall cause its transfer agent to deliver to such Managing Stockholders all of the Escrow Shares remaining in the Escrow Fund that are not required to satisfy such claims and expenses. Each Managing Stockholder shall receive that number of Escrow Shares equivalent to such Managing Stockholder's percentage interest in the Escrow Fund as set forth in Annex F hereto.

                  (e) Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Parent capital stock received upon a stock split or stock dividend) shall be distributed as promptly as practicable by Parent to the beneficial holder of the Escrow Shares to which such distribution relates, by check mailed via first class mail, to the Managing Stockholders at their respective addresses, and in the percentage interests, set forth in Annex F. Any shares of Parent Common Stock issuable upon a stock split in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision of this Article X shall be adjusted to appropriately reflect any stock split or reverse stock split.

                  (f) Each Managing Stockholder agrees to provide Parent, within thirty (30) days after the date hereof, certified tax identification numbers by furnishing an appropriate form W-9 and other forms and documents that Parent may reasonably request (collectively, "Tax Reporting Documentation"). The parties hereto understand that, if such Tax Reporting Documentation is not so certified to Parent, Parent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of the Escrow Fund or any interest or other income earned on the investment of monies or other property held by Parent pursuant to this Article X.

                  SECTION 10.05 Escrow Period

                  Parent shall release to the Managing Stockholders on a pro rata basis any Escrow Shares remaining in the Escrow Fund on the date which is eighteen (18) months following the Effective Time (the "Escrow Period"); provided, however, that the portion of the Escrow Shares that is necessary to satisfy any unresolved claims on the Escrow Fund prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

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

                  SECTION 10.06 Claims for Indemnification

                  (a) If an Indemnified Person shall have a claim for Damages pursuant to Section 10.01 above, then such Indemnified Person shall deliver an indemnity claim certificate signed, in the case of a Parent Indemnitee, by any officer of such Parent Indemnitee or, in the case of a Stockholder Indemnitee, by such Stockholder Indemnitee (an "Indemnity Claim Certificate"). Such Indemnity Claim Certificate:

                           (i) shall state that the Damages threshold specified
in Section 10.02 above has been exceeded;

                           (ii) shall specify in reasonable detail the
individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the specific nature of the misrepresentation or breach of representation, warranty, covenant or agreement under this Agreement; and

                           (iii) if such claim is to be asserted against the
Escrow Fund, shall be delivered on or prior to the expiration of the Escrow Period.

                  SECTION 10.07 Claims Upon Escrow Fund; Valuation of Shares

                  (a) If, within thirty (30) days from the date the Managing Stockholders receive the Indemnity Claim Certificate (the "Escrow Notice Period"), Parent has not received a written notice from the Managing Stockholders objecting to and/or disputing the validity of the Damages set forth in the Indemnity Claim Certificate (a "Response Notice"), then Parent shall remove, for its benefit, or the benefit of the other Parent Indemnitees, such Parent Common Stock held in the Escrow Fund having a value equal to the Damages specified in the Indemnity Claim Certificate.

                  (b) Should Parent, however, receive a Response Notice from the Managing Stockholders within the requisite Escrow Notice Period, then Parent shall be allowed to remove from the Escrow Fund only such Parent Common Stock having a value equal to the Damages set forth in the Indemnity Claim Certificate as are not disputed by the Managing Stockholders, if any.

                  (c) In no circumstance shall Parent remove any Parent Common Stock from the Escrow Fund, either for its benefit, or the benefit of the other Parent Indemnitees, to satisfy any Damages set forth in a timely filed Indemnity Claim Certificate which are disputed by the Managing Stockholders hereunder, unless and until, the earlier of:

                           (i) Parent's receipt of a written authorization
executed by the requisite Parent Indemnitee(s) and one or all of the Managing Stockholder(s), as the case may be; or

                           (ii) the resolution of such dispute by a court of
competent jurisdiction and, in the case of appeal, a court of last resort.

                  (d) For the purpose of compensating the Parent Indemnitees from the Escrow Shares held in the Escrow Fund, such Parent Common Stock shall be valued at the average closing price per share of the Parent Common Stock on the NNM for the ten (10) trading days immediately preceding the date any Escrow Shares are removed from the Escrow Fund for the payment of such Damages.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01 Duration of Survival of Representations and Warranties

                  The representations and warranties set forth in Articles IV and V and Section 7.04, other than Sections 4.09 (Employee Benefit Plans; Labor Matters), 4.10 (Employee Matters), 4.14 (Environmental Matters) and 4.16 (Taxes) which shall survive until the expiration of the applicable statute of limitations, will survive until the last day of the eighteenth month following the Effective Time. This Section 11.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

                  SECTION 11.02 Notices

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  (a) if to Company, the Managing Stockholders or EAI:

                           Afternic.com, Inc.
                           416 West 14th Street, Suite 403
                           New York, New York  10018
                           Attention:  Chris Maroney and Jon Whelan
                           Telecopier:  (212) 898-9064

                           with a copy to:

                           McDermott, Will & Emery
                           28 State Street, 33rd Floor
                           Boston, Massachusetts  02109-1775
                           Attention:  Adolfo R. Garcia, P.C.
                           Telecopier:  (617) 535-3800

                  (b) if to David W. Sampson:

                           72 Pye Brook Lane
                           Boxford, Massachusetts  01921
                           Telecopier:  (978) 750-4538

                           with a copy to:

                           McDermott, Will & Emery
                           28 State Street, 33rd Floor
                           Boston, Massachusetts  02109-1775
                           Attention:  Adolfo R. Garcia, P.C.
                           Telecopier:  (617) 535-3800

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

                  (c) if to Thomas V. Whelan:

                           18 Jersey Avenue
                           Spring Lake, New Jersey  07762
                           Telecopier: (732) 974-0730

                  (d) if to Parent or Merger Sub:

                           Register.com, Inc.
                           575 Eighth Avenue, Eleventh Floor
                           New York, New York  10018
                           Attention:  Jack S. Levy, General Counsel
                           Telecopier:  (212) 594-9448

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York  10019
                           Attention:  Scott L. Kaufman, Esq.
                           Telecopier:  (212) 586-7878

                  SECTION 11.03 Severability

                  If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.04 Assignment; Binding Effect; Benefit

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.02 and Article X, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 11.05 Incorporation of Exhibits

                  The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 11.06 Governing Law

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof. Courts within the County of New York in the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party's property is immune from any legal process issued by such courts or (c) any litigation commenced in such courts is brought in an inconvenient forum.

                  SECTION 11.07 Waiver of Jury Trial

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 11.08 Headings; Interpretation

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 11.09 Counterparts

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.10 Entire Agreement

                  This Agreement (including the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule), the Trademark Agreement--NJ, the Trademark Agreement--NY and any other agreements contemplated hereby constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by Company, Parent, Merger Sub and each of the Stockholders.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Reorganization to be duly executed as of the date first written above.



                                     PARENT:

                                     REGISTER.COM, INC.


                                     By:/s/ Jack S. Levy
                                        ----------------------------------------
                                        Name: Jack S. Levy
                                        Title: General Counsel and Secretary


                                     COMPANY:

                                     AFTERNIC.COM, INC.


                                     By:/s/ Jon Whelan
                                        ----------------------------------------
                                        Name:  Jon Whelan
                                        Title: Co-CEO and President


                                     MERGER SUB:

                                     RCOM ACQUISITION CORP. II


                                     By:/s/ Jack S. Levy
                                        ----------------------------------------
                                        Name: Jack S. Levy
                                        Title: General Counsel and Secretary


                                     EXTRAACTIVE INCORPORATED


                                     By:/s/ Chris Maroney
                                        ----------------------------------------
                                        Name:  Chris Maroney
                                        Title: Co-CEO and President

                                     STOCKHOLDERS:




                                     /s/ Jon Whelan
                                     -------------------------------------------
                                     Jon Whelan



                                     /s/ Chris Maroney
                                     -------------------------------------------
                                     Chris Maroney




                                     /s/ Thomas Whelan
                                     -------------------------------------------
                                     Thomas Whelan




                                     /s/ David Sampson
                                     -------------------------------------------
                                     David Sampson





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